Exhibit H

SILVER SPIKE INVESTMENT CORP.

8,928,572 Shares of Common Stock

UNDERWRITING AGREEMENT

[•]

Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue, Eleventh Floor
New York, New York 10019

Piper Sandler & Co.

1251 Avenue of the Americas, Sixth Floor

New York, New York 10022

As Representatives of the

several Underwriters named

in Schedule A hereto

Dear Sirs and Madams:

Pursuant to the terms and conditions of this Underwriting Agreement (this “Agreement”), Silver Spike Investment Corp., a Maryland corporation (the “Company”), proposes to sell to you, Stifel, Nicolaus & Company, Incorporated (“Stifel”), Piper Sandler & Co. (“Piper”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Stifel and Piper are acting as representatives (in such capacity, the “Representatives”), shares (the “Initial Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in the respective number of shares set forth on Schedule A hereto. The Company also proposes to grant to the Underwriters the option described in Section 1(b) hereof to purchase up to 1,339,286 additional shares of Common Stock from the Company (the “Option Shares” and together with the Initial Shares, the “Shares”).

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. As used herein, the “Offering” means the offer and sale of the Initial Shares and any Option Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-257252) and a related prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the related rules and regulations of the Commission thereunder (the “Securities Act Rules and Regulations”). The registration statement, as it may have heretofore been amended at the time it became effective, including all documents filed as a part thereof, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A and Rule 424(b) under the Securities Act, and any post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, is hereinafter referred to as the “Registration Statement”; the prospectus, dated [•], included in the Registration Statement at the time it became effective on [•], (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and Rule 424(b) under the Securities Act) is hereinafter referred to as the “Preliminary Prospectus”; the prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act after the execution and delivery of this Agreement is hereinafter referred to as the “Final Prospectus.”

The Company and the Underwriters agree that up to 10% of the Initial Shares (the “Directed Shares”) shall be reserved for sale by the Underwriters to certain eligible officers, directors, employees, business associates and related persons of the Company and certain related persons (collectively, the “Directed Share Participants”) in a directed share program (the “Directed Share Program”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. To the extent that such Directed Shares are not orally confirmed for purchase, and subject to an agreement to purchase, by such eligible officers, directors, employees, business associates and related persons by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

The Company has entered into an Investment Advisory Agreement, dated as of July 27, 2021 (the “Investment Management Agreement”), with Silver Spike Capital, LLC (the “Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). The Company has also entered into an Administration Agreement, dated as of July 27, 2021 (the “Administration Agreement”) with the Adviser to provide administrative services necessary for the Company to operate.

Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares contemplated by this Agreement is hereinafter called an “Issuer Free Writing Prospectus.” As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares contemplated by this Agreement that is a “written communication” (as defined in Rule 405 under the Securities Act). All references to the Registration Statement, the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include all exhibits and annexes thereto and the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Permitted Written Testing-the-Waters Communications” means the Written Testing-the-Waters Communications, if any, listed on Schedule B hereto.

The Company hereby confirms that it has authorized the use of the Preliminary Prospectus and the Final Prospectus by the Underwriters in connection with the Offering.

The Company and the Underwriters, as applicable, hereby agree as follows:

1.	Sale and Purchase.

a.                   Initial Shares. Upon the basis of the representations and warranties and other terms and conditions set forth in this Agreement, the Company agrees to sell and to issue to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $14.00 per share (the “Purchase Price”), that number of Initial Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives, in their sole discretion, shall make to eliminate any sales or purchases of fractional shares. The Adviser agrees to pay to the Underwriters a sales load in the amount of $0.84 per share on [•] shares sold other than to the Adviser and a sales load in the amount of $0.14 per share on [•] shares sold to the Adviser with respect to the Initial Shares.

b.                   Option Shares. Upon the basis of the representations and warranties and other terms and conditions set forth in this Agreement, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company up to an additional 1,339,286 shares of Common Stock, as may be necessary to cover overallotments made in connection with the Offering of the Initial Shares, at the Purchase Price per share. The option granted by this Section 1(b) will expire 30 days after the date hereof and may be exercised in whole or in part from time to time in one or more installments, including at the Closing Time (as defined below), upon written notice by the Representatives to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time and date of payment for and delivery of such Option Shares in book-entry form. Any such time and date of payment for and delivery of such Option Shares shall be determined by the Representatives, but shall not be later than five (5) full business days, nor earlier than two (2) full business days after the exercise of such option, nor in any event prior to the Closing Time, unless otherwise agreed in writing by the Representatives and the Company (any such date, a “Secondary Closing Date”). The Adviser agrees to pay to the Underwriters a sales load in the amount of $0.84 per share with respect to the Option Shares.

c.                   The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

2.	Payment and Delivery.

a.                   Initial Shares. The closing of the Underwriters’ purchase of the Initial Shares shall be held at the office of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 (unless another place shall be agreed upon by the Representatives and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth in this Agreement, payment of the aggregate Purchase Price of the Initial Shares shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company against delivery to the Representatives through the facilities of The Depositary Trust Company (“DTC”) for the respective accounts of the Underwriters of the Initial Shares and Option Shares, if any, to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the aggregate Purchase Price for, the Initial Shares and Option Shares, if any, which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the second (2nd) (third (3rd), if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless another time, not later than ten (10) business days after such date, shall be agreed to by the Representatives and the Company) (the “Closing Date”). The time at which such payment and delivery are actually made on the Closing Date referred to herein as the “Closing Time.”

b.                   Option Shares. The closing of the purchase by the Underwriters of the Option Shares shall occur from time to time (but on no more than three occasions, including at the Closing Time) at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 (unless another place shall be agreed upon by the Representatives and the Company). On the applicable Secondary Closing Time (as defined below), subject to the satisfaction or waiver of the closing conditions set forth in this Agreement, the Representatives shall pay to the Company the aggregate applicable purchase price for the Option Shares then purchased by the Underwriters at the Secondary Closing Time by wire transfer of immediately available funds against the Company’s delivery of the Option Shares. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Secondary Closing Time. The Option Shares shall be delivered in book-entry form through the facilities of DTC, in such names and in such denominations as the Representatives shall specify. The time at which payment by the Representatives for and delivery by the Company of any Option Shares are actually made is referred to herein as a “Secondary Closing Time.”

3.	Representations and Warranties of the Company and the Adviser.

The Company and the Adviser, jointly and severally, hereby represent and warrant to each Underwriter, as of the date of this Agreement, the Closing Time and any Secondary Closing Time, and agree with each Underwriter, as follows:

a.                   the Company meets the requirements for use of Form N-2 under the Securities Act and the Securities Act Rules and Regulations; the Registration Statement has been declared effective by the Commission; the Commission has not issued, and is not, to the knowledge of the Company, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented); at the time the Registration Statement became effective and on the date hereof, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations and did not and does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Preliminary Prospectus did not, as of its date, and will not, as of the date of any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package (as defined below), as of [•] p.m. New York City time on [•] (the “Applicable Time”), or any individual Issuer Free Writing Prospectus when considered together with the Disclosure Package, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company’s Road Show presentation or materials did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Prospectus will not, as of its date and at the Closing Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Disclosure Package or the Final Prospectus made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein (that information being limited to that described in the last sentence of Section 9(c) hereof); the Company has complied with each request (if any) from the Commission for additional information; each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at the time it was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations; the Preliminary Prospectus, the Final Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations and are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); the “Disclosure

Package” means (i) the Preliminary Prospectus, (ii) any Issuer Free Writing Prospectuses, and (iii) the information contained in Schedule C hereto;

b.                   all required action has or will have been taken under the Securities Act and the Securities Act Rules and Regulations, the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”), and any state securities laws and regulations to make the Offering and the issuance and sale of the Shares by the Company. The provisions of the Company’s articles of incorporation and bylaws (collectively, the “Charter Documents”), and the investment objective, policies and restrictions described in the Disclosure Package and the Final Prospectus comply in all material respects with the requirements of the Investment Company Act; the Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration;

c.                   the Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland, with requisite corporate power and authority to (i) own, lease or operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and (ii) execute and deliver this Agreement, and consummate the transactions contemplated hereby (including the sale, issuance, and delivery of the Shares);

d.                   the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s board of directors or the Company’s stockholders in connection herewith or therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws;

e.                   the Company has no subsidiaries;

f.                    the Company had, as of the applicable date indicated in the Disclosure Package and the Final Prospectus, and will have, as of the Closing Time, the duly authorized capitalization set forth in both the Disclosure Package and the Final Prospectus under the caption “Capitalization,” after giving effect to the adjustments set forth thereunder; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of, or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the Charter Documents, under any agreement to which the Company is a party, or otherwise; except as disclosed in or contemplated by the Disclosure Package and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

g.                   the Shares have been duly authorized for sale, issuance, and delivery pursuant to this Agreement, and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be validly issued and fully paid and nonassessable, free and clear of any lien, encumbrance or claim (each, a “Lien”) (other than statutory Liens created by state or federal securities laws restricting the transfer of such equity interests), and the sale, issuance, and delivery of the Shares by the Company pursuant to this Agreement are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Charter Documents, under any agreement to which the Company is a party, or otherwise; the form of certificates for the Shares, if any, conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Charter Documents;

h.                   the Company has good and valid title to all assets and properties reflected as owned by it in the Disclosure Package and the Final Prospectus (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of any Liens, except such as are disclosed in the Disclosure Package and the Final Prospectus; any real property or personal property held under lease by the Company is held under a lease that is valid, existing and enforceable by the Company, with such exceptions as are disclosed in the Disclosure Package and the Final Prospectus, and the Company has not received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company under any such lease;

i.                    the Company owns or possesses such licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intangibles”) as are necessary to conduct the Company’s business as described in the Disclosure Package and the Final Prospectus, except such as are disclosed in the Disclosure Package and the Final Prospectus, and the Company has not received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles, which would reasonably be expected to have a Material Adverse Effect (as defined below);

j.                    the Company has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company (the “IT Systems”); the IT Systems are reasonably adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, free and clear, to the Company’s knowledge, of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), management, properties, net assets, results of operations or prospects of the Company, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”). The Company has implemented and maintains commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and to the Company’s knowledge there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

k.                   the Company has not violated, or received written notice of any violation with respect to, any law, rule, regulation, order, decree or judgment (each, a “Law”) applicable to it and its business, including those relating to transactions with affiliates, lending, debt collection, notice, privacy, environmental, safety or similar Laws, federal or state Laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours Laws, the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”), except for those violations, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

l.                    neither the Company nor, to the Company’s knowledge, any director, officer, employee, or agent of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation thereunder (the “FCPA”), the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. To the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

m.                 there are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the directors, officers, affiliates, or representatives of the Company, or any of the immediate family members of any of them;

n.                   the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

o.                   the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any of the Charter Documents, (ii) any obligation, agreement, covenant or condition contained in any material contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its assets may be bound or affected, or (iii) any Law applicable to the Company, except, in the case of clause (ii), for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

p.                   [Reserved]

q.                   the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, the compliance by the Company with the terms and provisions hereunder, the sale, issuance, and delivery of the Shares by the Company, and the use of the proceeds from the sale of the Shares as described in the Disclosure Package and the Final Prospectus, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of any of the Charter Documents, (ii) any provision of any material contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its assets may be bound or affected, or (iii) any Law issued by any federal, state or local government, regulatory commission, court, administrative agency or commission, or other governmental body, board, agency, authority or instrumentality of competent jurisdiction (each, a “Governmental Authority”) applicable to the Company, except in the case of clause (ii) for such conflicts, breaches or defaults which have been validly waived or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company;

r.                    the Shares and this Agreement conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus;

s.                    no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the Securities Act, the Securities Act Rules and Regulations, the Investment Company Act, the rules of the Nasdaq Global Select Market, state securities laws or the rules of FINRA and (B) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

t.                    the Company has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any Law (collectively, the “Authorizations”) required in order to conduct its business as described in the Disclosure Package and the Final Prospectus; the Company has complied with the terms of the necessary Authorizations and there are not pending modifications, amendments or revocations of the Authorizations; the Company has paid all fees due to Governmental Authorities pursuant to the Authorizations; all reports required to be filed in connection with the Authorizations have been timely filed and are accurate and complete; and the Company is not in violation of, or in default under, any such Authorizations or any Law issued by a Governmental Authority applicable to the Company, except to the extent that any failure to have, comply with, pay any fees pursuant to, or file any reports in connection with, or violation of or default under any such Authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

u.                   there is no outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority or arbitrator affecting the business of the Company, which draws into question the validity of any action taken or to be taken pursuant to this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement; there is no litigation, arbitration, investigation or other proceeding of or before any Governmental Authority pending, or, to the knowledge of the Company, threatened in writing, against the Company or any stockholder of the Company;

v.                   the statements set forth in the Registration Statement, the Disclosure Package and the Final Prospectus under the caption “Description of Our Capital Stock,” insofar as they purport to describe the provisions of the laws and regulations or documents referred to therein, are accurate, complete and fair in all material respects; there are no contracts, agreements or understandings of the Company that are required to be described in or filed as exhibits to the Registration Statement or the Final Prospectus by the Securities Act or by the Securities Act Rules and Regulations that have not been so described, filed or incorporated by reference therein as permitted by the Securities Act Rules and Regulations; the Disclosure Package and the Final Prospectus contain accurate summaries in all material respects of all material contracts, agreements, instruments and other documents of the Company as required by Form N-2 under the Securities Act; the copies of all such contracts, agreements, instruments and other documents

(including all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Underwriters or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

w.                 there are no actions, suits, proceedings, inquiries, examinations or investigations (collectively, “Proceedings”) pending or, to the knowledge of the Company, threatened against the Company, or any of its properties, directors, officers or employees, at law or in equity, or before or by any Governmental Authority that, individually or in the aggregate, if determined adversely to the Company or any of its directors, officers or employees, would reasonably be expected to have a Material Adverse Effect; other than the Underwriters, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company in connection therewith; the Company has not received written notice of any order or decree preventing the use of the Preliminary Prospectus, the Disclosure Package or the Final Prospectus or any amendment or supplement thereto, and no Proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated;

x.                   the Shares have been authorized for listing on the Nasdaq Global Select Market, subject to official notice of issuance or sale of the Shares, as the case may be; the Company is in compliance in all material respects with the requirements of the Nasdaq Global Select Market for continued listing of the Common Stock thereon; the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing; the transactions contemplated by this Agreement will not contravene the rules or regulations of the Nasdaq Global Select Market;

y.                   no Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, including any document incorporated by reference therein, that has not been superseded or modified;

z.                   subsequent to the date of the Preliminary Prospectus, and except as may be otherwise disclosed in both the Disclosure Package and the Final Prospectus, there has not been (i) any event, circumstance or change in circumstance that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, contemplated in any substantive manner or entered into by the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its equity securities, or any purchase by the Company of any of its outstanding equity securities, or (v) any change of the equity securities or indebtedness of the Company;

aa.                there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act;

bb.               the Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

cc.                none of the independent directors named in the Disclosure Package and the Final Prospectus has, within the last five years, been employed by or affiliated, directly or indirectly, with the Company, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of, the Company or any of its affiliates, other than as disclosed in the Disclosure Package and the Final Prospectus;

dd.               (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Rules and Regulations) of the Shares and (C) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405;

ee.                none of the Company or its controlled affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of FINRA) any member firm of FINRA;

ff.                  the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Company reasonably deems adequate; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are, or as of the Closing Date and each Secondary Closing Date, will be in full force and effect; the Company is, or will be as of the Closing Date and each Secondary Closing Date, in compliance with the terms of such policy and fidelity bond; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business;

gg.               neither the Company, nor any affiliates of the Company, has taken, directly, or indirectly, and neither the Company, nor any affiliates of the Company, will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act;

hh.               the financial statements of the Company, including the notes and schedules thereto, included in the Disclosure Package and the Final Prospectus have been derived from the accounting records and other books and records of the Company and (i) comply in all material respects with the applicable requirements of the Securities Act, (ii) present fairly in all material respects the financial condition of the Company as of the respective dates thereof, and the results of operations and statements of cash flows for the periods specified, (iii) correctly reflect and disclose all extraordinary items, and (iv) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis;

ii.                  BDO USA, LLP, who has certified certain financial statements included in the Preliminary Prospectus and the Final Prospectus, whose report with respect to such financial statements is included in the Preliminary Prospectus and the Final Prospectus, and who has delivered a comfort letter referred to in Section 7(b) hereof, is an independent registered public accountant with respect to the Company within the meaning of the Securities Act, the Securities Act Rules and Regulations, and the Public Company Accounting Oversight Board (United States), as required by the Securities Act for registered offerings;

jj.                  the Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in both the Disclosure Package and the Final Prospectus, (A) the Company is not aware of any material weaknesses or significant deficiencies (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) in the Company’s internal controls over financial reporting, and (B) there has been no change in the Company’s internal controls over financial reporting since the respective dates of the information given in the Disclosure Package and the Final Prospectus that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting;

kk.               the operations of the Company and its affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its affiliates with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

ll.                  none of the Company or, to the knowledge of the Company, the directors, officers, employees, affiliates, or agents of the Company is currently subject to, or a target of, any sanctions administered or enforced by the U.S. government (including, without limitation, Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, and including, without limitation, the designation as a “specially designated national” or “blocked person”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, (i) for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, (ii) to fund or facilitate any activities of or business in any Sanctioned Country (as defined below) in violation of applicable law or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of applicable sanctions laws. The Company has not knowingly engaged in, nor is it now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of applicable sanctions laws or with any country or territory that is the subject or target of applicable sanctions laws, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”), except as permitted by applicable law;

mm.           the Company is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” for which the Company would have any liability that is intended to be qualified under

Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and participation by “benefit plan investors” in the Company has at no time been “significant” for purposes of Section 2510.3-101(f) of the Regulations of the U.S. Department of Labor, as modified by Section 3(42) of ERISA;

nn.               no labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is threatened, which would reasonably be expected to result in a Material Adverse Effect;

oo.               any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

pp.               except where such failure to file or pay a tax, assessment, charge or lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company has accurately prepared and timely filed (taking into account any extensions of time within which to file) any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), and (ii) there is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company, other than Liens for taxes not yet due and payable; no deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or, to the knowledge of the Company, threatened; since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business;

qq.               except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the Company has no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;

rr.                  at the Closing Time, the Company will possess, or have the right to use, all of the material assets, tangible and intangible, that it requires to conduct its business as presently conducted, and there are no material assets reasonably necessary for the conduct of its business as presently conducted that will not be transferred, licensed or leased to it as of the Closing Time;

ss.                 nothing has come to the attention of the Company that has caused the Company to believe that any statistical and market-related data included in each of the Disclosure Package and the Final Prospectus are not based on or derived from sources that the Company reasonably believes are reliable and accurate in all material respects;

tt.                  no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

uu.               no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which would be required by the Securities Act and the Securities Act Rules and Regulations to be

described in a prospectus included in a registration statement on Form N-2 under the Securities Act, which is not so described in the Disclosure Package and the Final Prospectus;

vv.               the Company has not entered into any transaction with any person which is required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

ww.            the Company intends to direct the investment of the proceeds of the offering described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus in such a manner as to comply with the requirements of Subchapter M of the Code, and the Company is eligible and intends to qualify, and has operated consistent with its qualification, as a regulated investment company (“RIC”) under Subchapter M of the Code;

xx.               the Company has elected to be regulated by the Commission as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission; as of the time of the sale of the Shares and as of the Closing Date, the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies;

yy.               the Company has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, including policies and procedures that provide oversight of compliance for each administrator and transfer agent of the Company;

zz.                this Agreement complies in all material respects with all applicable provisions of the Securities Act, the Securities Act Rules and Regulations, the Investment Company Act and the rules and regulations promulgated thereunder;

aaa.             the Company is not required to register as an “investment company” under the Investment Company Act;

bbb.           the Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus contained in the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule C hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule E hereto;

ccc.             the Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than the Permitted Written Testing-the-Waters Communications;

ddd.           as of the Applicable Time, each Permitted Written Testing-the-Waters Communication, as supplemented by and taken together with the Disclosure Package, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Written Testing-the-Waters Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus; and the Company has filed publicly on EDGAR at least 15 calendar days prior to any Road Show, any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares;

eee.             all offers and sales of the Company’s capital stock and debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and the Securities Act Rules and Regulations and all other applicable state and federal laws or regulations, or any actions under the Securities Act and the Securities Act Rules and Regulations or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation;

fff.               there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

ggg.           from the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged in any Written Testing-the-Waters Communication or any Testing-the-Waters Communication) through the Closing Date or a Secondary Closing Date (if applicable), the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”);

hhh.           the Company has not offered or sold, or caused the Underwriters to offer or sell, any Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products or services;

iii.                the individuals set forth on Schedule D hereto have executed and delivered to the Representatives a “lock-up” agreement substantially in the form attached hereto as Exhibit A;

jjj.                the Company has not granted, and has no policy or expectation of granting stock options;

kkk.           the Company had at the applicable time corporate power and authority to execute and deliver the Investment Management Agreement and the Administration Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Investment Management Agreement and the Administration Agreement and the consummation by it of the transactions contemplated thereby has been duly and validly taken;

lll.                the Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws; and

mmm.     both the Investment Management Agreement and Administration Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

4.	Representations and Warranties of the Adviser.

The Adviser represents and warrants to and agrees with each of the Underwriters on behalf of itself that:

a.                   except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, since the date of the most recent financial statements of the Company included in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser; and (ii) the Adviser has not sustained any loss or interference with its business that is material to the Adviser and that is either from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority;

b.                   the Adviser has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser or on the performance by the Adviser of its obligations under this Agreement (an “Adviser Material Adverse Effect”);

c.                   the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as an investment adviser to the Company, as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances, the existence of which would lead to any proceeding which would reasonably be expected to adversely affect the registration of the Adviser with the Commission;

d.                   this Agreement has been duly authorized and executed by the Adviser and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Adviser enforceable against the Adviser in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws;

e.                   the Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Adviser and are valid and binding obligations of the Adviser, enforceable against the Adviser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws;

f.                    the Adviser is not (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Adviser is a party or by which the Adviser is bound or to which any of the property or assets of the Adviser is subject; or (iii) in violation of any law or statute applicable to the Adviser or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Adviser, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;

g.                   the execution, delivery and performance by the Adviser of this Agreement and the performance by the Adviser of the Investment Management Agreement and the Administration Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Adviser pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Adviser is a party or by which the Company is bound or to which any of the property or assets of the Adviser is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Adviser or (iii) result in the violation of any law or statute applicable to the Adviser or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Adviser, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;

h.                   no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority is necessary or required for the performance by the Adviser of this Agreement or the performance by the Adviser of the Investment Management Agreement and the Administration Agreement, except (A) such as have been already obtained or as may be required under the Securities Act, the Securities Act Rules and Regulations, the Investment Company Act, the rules of the Nasdaq Global Select Market, state securities laws or the rules of FINRA and (B) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;

i.                    there are no Proceedings pending to which the Adviser is or, to the knowledge of the Adviser, may be reasonably expected to become a party or to which any property of the Adviser is or, to the knowledge of the Adviser, may be reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Adviser, would reasonably be expected to have an Adviser Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Adviser, contemplated by any governmental or regulatory authority or threatened by others, except as would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect; and there are no current or pending legal, governmental, or regulatory actions, suits, or proceedings that are required under the Securities Act to be described in the Registration Statement, the Disclosure Package, or the Final Prospectus that are not so described in the Registration Statement, the Disclosure Package and the Final Prospectus;

j.                    the Adviser has all Authorizations required in order to conduct its business as described in the Disclosure Package and the Final Prospectus; the Adviser has complied with the terms of the necessary Authorizations and there are not pending modifications, amendments or revocations of the Authorizations; the Adviser has paid all fees due to Governmental Authorities pursuant to the Authorizations; all reports required to be filed in connection with the Authorizations have been timely filed and are accurate and complete; and the Adviser is not in violation of, or in default under, any such Authorizations or any Law issued by a Governmental Authority applicable to the Adviser, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the Adviser has not received written notice of any revocation or modification of any such Authorization, and does not have any reason to believe that any such Authorization will not be renewed in the ordinary course, except where such revocation, modification, or non-renewal would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;

k.                   the description of the Adviser and its principals and business in the Registration Statement, Disclosure Package and the Final Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

l.                    the Adviser has the financial resources available to it necessary for the performance of its services and obligations contemplated in the Disclosure Package, the Final Prospectus, and under this Agreement, the Investment Management Agreement and the Administration Agreement;

m.                 the Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with its management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP, to calculate net asset value, and to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets of the Company is permitted only in accordance with its management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

n.                   neither the Adviser nor, to the Adviser’s knowledge, any director, officer, agent, employee, or affiliate of the Adviser has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Adviser has instituted, maintained, and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the FCPA and all other applicable anti-bribery or anti-corruption laws;

o.                   the operations of the Adviser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Money Laundering Laws of all jurisdictions having jurisdiction over the Adviser, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Adviser with respect to the Money Laundering Laws of all jurisdictions having jurisdiction over the Adviser is pending or, to the knowledge of the Adviser, threatened;

p.                   neither the Adviser nor, to the knowledge of the Adviser, any of its directors, officers, agents, employees or affiliates is currently the subject or the target of any sanctions, nor is the Adviser located, organized or resident in a Sanctioned Country. Since the inception of the Adviser, the Adviser has not knowingly engaged in, nor is it now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of applicable sanctions laws or with any Sanctioned Country;

q.                   neither the Adviser, nor any affiliates of the Adviser, has taken, directly or indirectly, and neither the Adviser, nor any affiliates of the Adviser, will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act;

r.                    the Adviser is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Adviser or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting, or similar agreement that would be violated by either the Adviser’s present or proposed business activities, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;

s.                    no labor disturbance by or dispute with employees of the Adviser exists or, to the knowledge of the Adviser, is threatened, which would reasonably be expected to have an Adviser Material Adverse Effect; and

t.                    the Adviser has no subsidiaries.

5.	Certain Covenants of the Company.

The Company hereby agrees with each Underwriter as follows:

a.                   The Company, subject to Section 5(b) hereof, shall comply with the requirements of Rule 430A under the Securities Act, and shall notify the Representatives immediately, and confirm the notice in writing, (1) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Final Prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (2) of the receipt of any comments from the Commission, (3) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, (5) of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (6) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Shares. The Company shall promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and shall ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it shall promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b.                   During the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (A) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement, and (B) will not amend or supplement the Registration Statement without the Representatives’ prior written consent. Prior to amending or supplementing the Preliminary Prospectus or the Final Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

c.                   The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Issuer Free Writing Prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed Issuer Free Writing Prospectus or any amendment or supplement thereto without the Representatives’ prior written consent. The Company shall furnish to the Representatives, without charge, as many copies of any Issuer Free Writing Prospectus prepared by or on behalf of, used by or referred to by the Company as the Representatives may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Shares (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or could conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or included or could include an untrue statement of a material fact or omitted or could omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict so that the statements in such Issuer Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, that prior to amending or supplementing any such Issuer Free Writing Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Issuer Free Writing Prospectus, and the Company shall not file, use or refer to any such amended or supplemented Issuer Free Writing Prospectus without the Representatives’ prior written consent.

d.                   The Company shall furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as the Representatives may reasonably designate, or as required for the Offering to maintain such qualifications in effect as long as required by such Laws for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or other foreign entity or to consent to the service of process under the Laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares).

e.                   The Company shall furnish or deliver to the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon request, deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

f.                    The Company shall deliver to the Underwriters, without charge, as many written and electronic copies of the Preliminary Prospectus and the Final Prospectus as the Underwriters reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company shall furnish to the Underwriters, without charge, prior to 5:00 p.m., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Final Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Final Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Final Prospectus and any amendments or supplements thereto furnished to the Underwriters shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

g.                   If at any time following the distribution of any Permitted Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Permitted Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Representatives and shall promptly amend or supplement, at its own expense, such Permitted Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

h.                   The Company shall advise the Representatives promptly, confirming such advice in writing, of: (i) the happening of any event known to the Company which, in the judgment of the Company in consultation with its legal counsel, would require the making of any change in the Final Prospectus then being used so that the Final Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and, if any Governmental Authority should issue any such order, the Company shall use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible.

i.                    The Company shall apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in both the Disclosure Package and the Final Prospectus.

j.                    The Company shall engage and use its commercially reasonable efforts to maintain, at its expense, a registrar and transfer agent for the Shares.

k.                   The Company shall use its commercially reasonable efforts to effect and maintain the listing of the Common Stock (including the Shares) on the Nasdaq Global Select Market.

l.                    The Company shall not take, and shall use its best efforts to ensure that no affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company shall, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

m.                 The Company shall make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriters as soon as practicable after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act and satisfying the provisions of Section 11(a) of the Securities Act) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement; provided that the Company will be deemed to have complied with such request by filing such an earnings statement on EDGAR.

n.                   The Company shall pay all expenses, fees and taxes in connection with: (i) the preparation, printing and filing with the Commission of each Preliminary Prospectus, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus, any Permitted Written Testing-the-Waters Communication, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment) and the filing thereof with the Commission; (ii) the preparation, sale, issuance and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters; (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment); (iv) the registration of the Shares with the Commission for offering and sale and the registration and/or qualification of the Shares for offering and sale under state Laws and the determination of their eligibility for investment under state Law as aforesaid (including all filing fees and the reasonable fees and expenses incurred in connection with any filing with, and clearance of the offering by, FINRA, and any fees and disbursements of the Underwriters’ counsel in connection therewith in an amount up to $20,000), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers; (v) all fees and disbursements of counsel and accountants for the Company; (vi) the fees and expenses of the transfer agent and registrar for the Common Stock; (vii) costs of background investigations in an amount up to $100,000; (viii) the reasonable costs and expenses incurred by the Company in connection with the marketing of the Shares, including all reasonable and documented “out of pocket” expenses, Road Show costs and expenses (regardless of the form in which the Road Show is conducted), expenses related to any Permitted Written Testing-the-Waters Communication or any Testing-the-Waters Communication, and expenses of personnel of the Company, including but not limited to commercial or charter air travel, local hotel accommodations and transportation; provided, however, that the Underwriters shall be responsible for 50% of the third-party costs of any chartered private aircraft incurred in connection with the Road Show; (ix) the fees and expenses incurred in connection with listing the Shares on the Nasdaq Global Select Market; (x) the fees and expenses of the Custodian; (xi) the fees and expenses of the Underwriters in connection with matters relating to the Directed Shares, including reasonable fees and disbursements of counsel for the Underwriters in an amount up to $20,000; (xii) the costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of information or materials relating to the Directed Shares; (xiii) stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Shares; and (xiv) the performance by the Company of the Company’s other obligations hereunder. It is, however, understood that except as provided in this paragraph or in Section 8 or Section 9 of this Agreement, the Underwriters shall pay all of their own costs and expenses, including, without limitation, the fees and disbursements of their counsel, any advertising expenses connected with any offers they make and 50% of the costs of any chartered private aircraft incurred in connection with the Road Show and all travel, lodging and other expenses of the Underwriters incurred by them in connection with the Road Show.

o.                   The Company shall use commercially reasonable efforts in cooperation with the Representatives to obtain permission for the Shares to be eligible for clearance and settlement through DTC.

p.                   For a period of 180 days after the date of the Final Prospectus (the “Lock-Up Period”), the Company shall not, without the prior consent of the Representatives, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into, exchangeable for or that represent the right to receive Common Stock or other Capital Stock (except pursuant to registrations on Form S-8 or Form N-14 or any similar or successor form), whether now owned or hereafter acquired by the Company or with respect to which the Company has or hereafter acquires the power of disposition; or (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock. This paragraph shall not apply to any shares of Common Stock issued pursuant to any dividend reinvestment plan referred to in the Registration Statement, the Disclosure Package and the Final Prospectus.

q.                   During the Lock-Up Period, the Company shall enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or any of the other actions restricted or prohibited under the terms of the form of “lock-up” agreement attached hereto as Exhibit A. In addition, the Company shall direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into pursuant to Section 7(r) hereof.

r.                    [Reserved]

s.                    The Company shall comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Final Prospectus. Without limiting the generality of the foregoing, the Company shall, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the Nasdaq Global Select Market all reports and documents required to be filed under the Exchange Act.

t.                    The Company shall furnish to the Representatives, during the period referred to in Section 5(b), not fewer than two (2) business days before filing with the Commission, a copy of the most current draft at such time of any document proposed to be filed with the Commission pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act.

u.                   The Company represents and agrees that, without the prior consent of the Representatives, it has not made and shall not make any offer relating to the Shares that could constitute an Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule C hereto.

v.                   The Company has complied and shall comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it shall satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic “road show” (as defined in Rule 433 under the Securities Act).

w.                 The Company shall not take any action that would prevent the Underwriters from purchasing the Company’s equity securities in the secondary market to cover short positions entered into pursuant to the Underwriter’s market facilitation activities in connection with the transactions contemplated hereunder.

x.                   For a period of five (5) years following the Closing Date, the Company shall furnish as soon as practicable to the Representatives at Stifel, Nicolaus & Company, Incorporated, 787 7th Avenue, 11th Floor, New York, NY 10019, Attention: Capital Markets; and Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, to the extent not furnished or filed with the Commission, copies of all reports or other communications (financial or other) furnished generally to holders of its securities, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and any subsidiaries of the Company are consolidated in reports furnished to its stockholders generally or to the Commission).

y.                   The Company shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

z.                   The Company and any subsidiaries of the Company shall comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

aa.                The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to (i) the completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(p) hereof.

bb.               For a period of at least two (2) years from the Closing Date, the Company shall maintain its status as a business development company under the Investment Company Act; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of its board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

cc.                The Company shall conform with the applicable requirements to maintain in effect its qualification and election to be treated as a RIC under Subchapter M of the Code for so long as the Company is a business development company under the Investment Company Act.

dd.               The Company will retain qualified accountants and qualified tax experts to (i) test procedures and conduct annual compliance reviews designed to determine compliance with the regulated investment company provisions of the Code and (ii) otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the regulated investment company provisions of the Code.

ee.                If so requested by an Underwriter, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of Preliminary Prospectus, Issuer Free Writing Prospectus or Final Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (A) it shall be encoded in an electronic format, satisfactory to the Underwriters, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Shares, (B) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or Final Prospectus, as the case may be, and (C) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriters, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or Final Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Underwriters, it has included or will include in the Final Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or Final Prospectus to such investor or representative.

ff.                  The Company shall use its best efforts to ensure that the Directed Shares will be restricted as required by FINRA or FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons, if any, will need to be so restricted. At the request of the Underwriters, the Company shall direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company shall reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with, or as a result of, such release.

gg.               The Company shall comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program, and shall ensure that any material prepared by the Company for distribution to Directed Share Participants in connection with the Directed Share Program will comply with such laws, rules and regulations.

6.	[Reserved]

7.	Conditions of the Underwriters’ Obligations.

The obligations of each Underwriter hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company and the Adviser on the date hereof, at the Closing Time and any Secondary Closing Time, as applicable, (ii) the accuracy of the statements of the Company’s officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of all of its covenants and other obligations hereunder in all material respects, and (iv) the following other conditions:

a.                   The Company and the Adviser shall have furnished to the Representatives on the Closing Date and any Secondary Closing Date, as applicable, the opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel to the Company and the Adviser, addressed to the Underwriters and dated the Closing Date and any Secondary Closing Date, as applicable, in substantially the form attached hereto as Exhibit B. Such opinion and negative assurance letter shall indicate that they are being rendered to the Underwriters pursuant to the terms of this Agreement.

b.                   The Underwriters shall have received from BDO USA, LLP (i) on the date hereof, a “comfort” letter dated the date hereof, and (ii) on the Closing Date, a “bring down” comfort letter, dated the Closing Date and any Secondary Closing Date, as applicable, relating to the matters covered in the comfort letter referred to in clause (i) above. Each comfort letter shall be addressed to the Underwriters and the board of directors of the Company and shall be in form and substance reasonably satisfactory to the Underwriters; provided, that the letter delivered on the Closing Date and any Secondary Closing Date, as the case may be, shall use a “cut-off” date no more than three (3) business days prior to the Closing Date or the Secondary Closing Date, as the case may be.

c.                   The Underwriters shall have received on the Closing Date and any Secondary Closing Date, as applicable, a favorable opinion and negative assurance letter of Ropes & Gray LLP, counsel to the Underwriters, dated the Closing Date and any Secondary Closing Date, as applicable, in form and substance satisfactory to the Underwriters.

d.                   The Representatives shall have received on and as of the Closing Date and on any Secondary Closing Date, as the case may be, reasonably satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing from the appropriate governmental authorities of such jurisdictions.

e.                   Prior to the Closing Time and any Secondary Closing Date, as applicable, (i) no action shall have been taken and no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority that would, as of the Closing Date or as of any Secondary Closing Date, as the case may be, prevent the issuance and sale of the Shares, (ii) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred, and (iii) neither the Disclosure Package nor the Final Prospectus, together with any amendments or supplements thereto, or any modifications thereof, shall contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

f.                    Between the time of execution of this Agreement and the Closing Time and any Secondary Closing Date, as applicable, (i) no event, circumstance or change constituting a Material

Adverse Effect shall have occurred or become known, (ii) no transaction which is material to the Company shall have been entered into by the Company that has not been fully and accurately disclosed in both the Disclosure Package and the Final Prospectus, as modified by any amendment or supplement thereto, and (iii) no order or decree preventing the use of any of the Preliminary Prospectus, the Disclosure Package or the Final Prospectus, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

g.                   The Company shall have delivered to the Representatives a certificate, dated the Closing Date and any Secondary Closing Date, as applicable, executed by the secretary of the Company on behalf of the Company, as to (i) the resolutions adopted by the Company’s board of directors in respect of the Offering in form and substance reasonably acceptable to the Representatives and (ii) the Charter Documents, each as in effect as of the Closing Date.

h.                   The Company shall have delivered to the Representatives a certificate, dated the Closing Date and any Secondary Closing Date, as applicable, executed by its chief executive officer and chief financial officer, to the effect that: (i) the representations and warranties of the Company set forth in this Agreement are true and correct as of the Closing Date and any Secondary Closing Date, as applicable, as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); (ii) the conditions set forth in Section 7(e) and Section 7(f) hereof shall have been satisfied and be true and correct as of the Closing Date and any Secondary Closing Date, as applicable; (iii) the Company has complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date and any Secondary Closing Date, as applicable; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened.

i.                    [Reserved]

j.                    [Reserved]

k.                   The Shares to be delivered on the Closing Date or Secondary Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

l.                    The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Final Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

m.                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Secondary Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading, or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

n.                   The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

o.                   FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

p.                   The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in both the Disclosure Package and the Final Prospectus, or any amendment or supplement thereto, and any additional matters as the Representatives may reasonably request, as of the Closing Time and any Secondary Closing Time, as applicable.

q.                   [Reserved]

r.                    At the date of this Agreement, the Representatives shall have received an executed “lock-up” agreement substantially in the form attached hereto as Exhibit A signed by the persons set forth on Schedule D hereto.

s.                    [Reserved]

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.	Termination.

a.                   The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives at any time prior to the Closing Time or any Secondary Closing Time, as applicable, if (i) any of the conditions specified in Section 7 hereof shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled, (ii) trading in securities in general on the New York Stock Exchange or the Nasdaq Global Select Market shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) additional material governmental restrictions, not in force on the date of this Agreement, have been imposed upon the sale or trading in securities, (v) a banking moratorium shall have been declared either by the United States or New York State authorities, (vi) any outbreak or escalation of hostilities or other calamity, terrorist activity, crises or any change or development involving a prospective change in national or international political, financial, economic or other conditions or (vii) declaration by the United States of a national emergency or war or other calamity shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Agreement.

b.                   The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Company, or any of their respective representatives, officers or directors or any controlling person, and will survive any termination of this Agreement and the delivery of and payment for the Shares. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of (i) a material default of the Underwriters’ obligations hereunder or (ii) the termination of this Agreement pursuant to Section 8(a)(ii), Section 8(a)(iii), Section 8(a)(iv), Section 8(a)(v), Section 8(a)(vi) or Section 8(a)(vii), the Company shall reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with the offering of the Shares and the other transactions hereunder, and the respective obligations of the Company and the Underwriters pursuant to Section 9 hereof shall also remain in effect. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 3 and Section 4 and all obligations under Section 5 shall remain in effect.

9.	Indemnity.

a.                   The Company and the Adviser, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and its affiliates, and their respective directors, officers, partners, members, employees, representatives and agents, and any person who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damages or claim (or actions in respect thereof) (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which, jointly or severally, an Underwriter or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damages or claim arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Company’s Road Show presentation or materials or the Final Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement, alleged untrue statement, omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by an Underwriter through the Representatives to the Company expressly for use in the Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Company’s Road Show presentation or materials or the Final Prospectus (that information being limited to that described in the last sentence of Section 9(c) hereof); (ii) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; (iii) the failure of any Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase; and (iv) the Directed Share Program (in the case of (iv), other than for any loss, expense, liability, damages or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of Stifel in conducting the Directed Share Program).

b.                   [Reserved]

c.                   Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, the Adviser and their respective affiliates, and their respective directors, officers, partners, members, employees, representatives and agents, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damages or claim (or actions in respect thereof) (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement, alleged untrue statement, omission or alleged omission of a material fact contained in the Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Final Prospectus, or the Company’s Road Show presentation that was made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in the Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, or the Final Prospectus (or in any amendment or supplement thereof), such information being limited to the following: (i) the last paragraph of the cover page regarding delivery of the Shares and (ii) the first paragraph of the section entitled “Underwriting—Commissions and Discounts,” the section entitled “Underwriting—Price Stabilizations and Short Positions,” the section entitled “Underwriting—Additional Compensation to Underwriters” and the section entitled “Underwriting—Delivery” (collectively, the “Underwriter Information”).

d.                   If any action is brought against any person or entity (each, an “Indemnified Party”), in respect of which indemnity may be sought pursuant to Section 9(a) or Section 9(c) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each, an “Indemnifying Party”) in writing of the institution of such action, and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party(ies), unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party(ies), unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (ii) the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time, or (iii) such Indemnified Party(ies) shall have reasonably concluded that counsel selected by the Indemnifying Party has an actual or potential conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party(ies) in any one action or series of related actions in the same jurisdiction representing the Indemnified Party(ies) who are parties to such action). Notwithstanding anything in this paragraph to the contrary, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party(ies) so long as the Indemnifying Party pays any settlement payment and such settlement (A) includes a complete and unconditional release of the Indemnified Party(ies) from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action, and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party(ies).

e.                   If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering and sale of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of the underwriting commission but before deducting expenses) received by the Company bear to the discount and commission and fee received by the Underwriters. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

f.                    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 9(e) above. Notwithstanding the provisions of this Section 9, the Underwriters shall not be required to contribute any amount in excess of the amount (if any) by which its underwriting commission related to the Shares exceeds the amount of any damages which the Underwriters have otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

g.                   [Reserved]

h.                   The obligations of the parties to this Agreement contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

i.                    Notwithstanding any other provision of this Section 9, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

10.	Default by One or More of the Underwriters

If one or more of the Underwriters shall fail at the Closing Time or a Secondary Closing Date to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

a.                   if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

b.                   if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Secondary Closing Date which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares to be purchased and sold on such Secondary Closing Date shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Secondary Closing Date which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Secondary Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.	Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by electronic mail, facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, and:

a.                   if to the Representatives, shall be sufficient in all respects if delivered or sent to Stifel, Nicolaus & Company, Incorporated, 787 7th Avenue, 11th Floor, New York, New York 10019, Attention: General Counsel (facsimile: 212-541-6668); and Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, with a copy to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036-8704, Attention: Paul Tropp and Michael Doherty;

b.                   if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 660 Madison Avenue, Suite 1600, New York, NY 10065, Attention: Gregory Gentile (email: greg@silverspikecap.com), with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention: Gregory Rowland (email: gregory.rowland@davispolk.com).

12.	Duties.

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth in this Agreement. Such duties and obligations of each Underwriter with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (a) the sale and purchase of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discount and commission and fee, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand; (b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) in connection with each transaction contemplated hereby and the process leading to such transaction, the Underwriters are and have been acting solely as a principal, and are not the financial advisor, agent or fiduciary of the Company or any of its affiliates, stockholders, creditors or employees, or any other party; (d) the Underwriters have not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters); (e) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the Underwriters have no obligation to disclose any of such interests; and (f) the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from their performance of the duties and obligations expressly set forth in this Agreement. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company hereby waives and releases, to the fullest extent permitted by Law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13.	Recognition of the U.S. Special Resolution Regimes.

a.                   In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

b.                   In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

c.                   As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

14.	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES AND PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE). The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any Proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such Proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable Law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

EACH OF THE UNDERWRITERS AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING, CLAIM, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

15.	Headings.

The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.	Parties at Interest.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, executors and administrators. No other person, partnership, association, corporation or entity (including a purchaser, in its capacity as such, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.	Amendments; Waivers.

No amendment, modification or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless same shall be in writing and signed by the parties hereto.

18.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding among the Company, the Adviser and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser and the Underwriters.

Very truly yours,

SILVER SPIKE INVESTMENT CORP.

By:
Name:
Title:

Silver Spike Capital, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Accepted and agreed to as of the date first above written, acting on behalf of itself and the other several Underwriters named in Schedule A hereto:

Stifel, Nicolaus & Company, Incorporated

By:
Name:
Title:

Piper Sandler & Co.

By:
Name:
Title:

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE A

Underwriter Allocation breakdown

Name of Underwriter	Number of Initial Shares
Stifel, Nicolaus & Company, Incorporated	[•]
Piper Sandler & Co.	[•]
Cantor Fitzgerald & Co.	[•]
Canaccord Genuity, LLC	[•]

Schedule A

SCHEDULE B

[Permitted Written Testing-the-Waters Communications]

Schedule B-1

SCHEDULE C

Pricing INformation:

Security being sold in the Offering	Common Stock

Offering price per share	$ 14.00

Number of Shares being sold in the Offering	8,928,572

Gross proceeds from the Offering before deducting offering expenses	$ 125,000,008

Issuer Free Writing Prospectuses:

[to be added]

Schedule C-1

SCHEDULE D

1.       Vivek Bunty Bohra

2.       Gregory Gentile

3.       Scott Gordon

4.       Michael W. Chorske

5.       Tracey Brophy Warson

6.       Americo Da Corte

7.        Silver Spike Capital, LLC

Schedule D-1

SCHEDULE E

[Company Additional Written Communication]

Schedule E-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Silver Spike Investment Corp.

Public Offering of Common Stock

Dated as of __________

Stifel, Nicolaus & Company, Incorporated
787 Seventh Avenue, Eleventh Floor
New York, New York 10019

Piper Sandler & Co.

1251 Avenue of the Americas, Sixth Floor

New York, New York 10022

This agreement is being delivered in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Silver Spike Investment Corp., a Maryland corporation (the “Company”), and Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Piper Sandler & Co., as representatives (in such capacity, the “Representatives”), and each of the other underwriters named in Schedule A therein (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 10 thereof), relating to a proposed public offering by the Underwriters of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”).

In order to induce the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that public offering by the Underwriters of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representatives that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 180th day after the date of the Final Prospectus (as defined in the Underwriting Agreement), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock (the “Common Stock”) or preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from and including the date of this agreement through and including the expiration of the restricted period, the undersigned will give prior notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that such restricted period has expired.

Notwithstanding the provisions set forth in the second preceding paragraph, the undersigned may, without the prior written consent of the Representatives, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, or as may be required by court order or by action of law, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution,

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value,

(3) if the undersigned is a trust, to a beneficiary of such trust if such transfer is not for value, and

(4) if such Common Stock or other Capital Stock was acquired in open market transactions or acquired from the Company under its dividend reinvestment plan after the completion of the public offering, if such transfer is not for value;

provided, however, that in the case of any transfer described in clause (1), (2) or (4) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives, and (B) such transfer is not reported or required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer during such 180-day restricted period. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during such restricted period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during such restricted period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice, nor have the Underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT B

[Form of Legal Opinion AND NEGATIVE ASSURANCE LETTER]

B-1